Exhibit 99.1

Cambium Networks Reports First Quarter 2023 Financial Results

•
Revenues of $77.4 million, decreased 8% sequentially, and increased 25% year-over-year
•
Enterprise revenues of $35.7 million, up 11% sequentially, and increased 130% year-over-year
•
Gross margin of 51.2%, non-GAAP(1) gross margin of 52.1%
•
Operating income of $5.6 million, non-GAAP(1) operating income of $9.4 million
•
Net income of $4.3 million or $0.15 per diluted share, non-GAAP(1) net income of $6.8 million or $0.24 per diluted share
•
Adjusted EBITDA(1) of $10.4 million or 13.4% of revenues

ROLLING MEADOWS, Ill., May. 8, 2023 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the first quarter 2023 ended March 31, 2023.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q1 2023	Q4 2022	Q1 2022	Q1 2023	Q4 2022	Q1 2022
Revenues	$77.4	$84.5	$61.9	$77.4	$84.5	$61.9
Gross margin	51.2%	49.0%	47.1%	52.1%	49.6%	47.8%
Operating margin	7.2%	11.2%	(3.5)%	12.2%	15.6%	1.6%
Net Income (loss)	$4.3	$10.0	$(1.6)	$6.8	$10.3	$0.3
Adjusted EBITDA margin				13.4%	16.9%	3.1%

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the first quarter 2023 ended March 31, 2023.

“Our first quarter profitability was excellent as a result of strong sales of Enterprise products as customers realize the high-quality, reliability, and value proposition provided by our Cambium ONE Network integrated wireless fabric,” said Atul Bhatnagar, president and CEO. “The company delivered an outstanding gross margin and strong operating profit due to improved product mix and tight cost controls.”

Bhatnagar continued, “Our next growth phase is expected to occur during the second half of 2023, as Cambium accelerates growth for next generation multi-gigabit fixed wireless products in the Point-to-Multi-Point business including 6 GHz products, our first ever fiber-based solutions for service providers, and new innovations for enterprises, industrial customers, and government agencies around the world.”

Revenues of $77.4 million for the first quarter 2023 increased $15.5 million year-over-year primarily as a result of higher revenues for Enterprise and Point-to-Point products, partially offset by lower Point-to-Multi-Point revenues due to less demand from service providers ahead of the ramp of product transitions to new technologies. Revenues for the first quarter 2023 decreased by $7.1 million compared to $84.5 million for the fourth quarter 2022, due to lower Point-to-Multi-Point and Point-to-Point revenues, partially offset by higher Enterprise revenues.

GAAP gross margin for the first quarter 2023 was 51.2%, compared to 47.1% for the first quarter 2022, and 49.0% for the fourth quarter 2022. GAAP operating income for the first quarter 2023 was $5.6 million, compared to operating loss of $2.2 million for the first quarter 2022, and operating income of $9.5 million for the fourth quarter 2022. GAAP net income for the first quarter 2023 was $4.3 million, or net earnings of $0.15 per diluted share, compared to net loss of $1.6 million, or net loss of $0.06 per diluted share for the first quarter 2022, and $10.0 million, or net earnings of $0.35 per diluted share for the fourth quarter 2022.

Non-GAAP gross margin for the first quarter 2023 was 52.1%, compared to 47.8% for the first quarter 2022, and 49.6% for the fourth quarter 2022. Non-GAAP operating income for the first quarter 2023 was $9.4 million, compared to $1.0 million for the first quarter 2022, and $13.2 million for the fourth quarter 2022. Non-GAAP net income for the first quarter 2023 was $6.8 million, or $0.24 per diluted share, compared to $0.3 million, or $0.01 per diluted share for the first quarter 2022, and $10.3 million, or $0.36 per diluted share, for the fourth quarter 2022. For the first quarter 2023, adjusted EBITDA was $10.4 million or 13.4% of revenues, compared to adjusted EBITDA of $1.9 million or 3.1% of revenues for the first quarter 2022, and $14.3 million or 16.9% of revenues for the fourth quarter 2022.

Net cash used in operating activities was $6.0 million for the first quarter 2023, compared to net cash used in operating activities of $19.2 million for the first quarter 2022, and net cash provided by operating activities of $4.0 million for the fourth quarter 2022. Cash totaled $38.7 million as of March 31, 2023, $0.3 million higher than March 31, 2022.

First Quarter 2023 Highlights

•
Revenues of $77.4 million, decreased 8% sequentially, and were higher by 25% year-over-year.
•
GAAP net income of $4.3 million or $0.15 per diluted share, non-GAAP net income of $6.8 million or $0.24 per diluted share, compared to GAAP net loss of $1.6 million, or net loss of $0.06 per diluted share for the first quarter 2022, and non-GAAP net income of $0.3 million or $0.01 per diluted share for the first quarter 2022.
•
Adjusted EBITDA of $10.4 million or 13.4% of revenues, compared to $1.9 million or 3.1% of revenues for the first quarter 2022.
•
Net cash used in operating activities was $6.0 million, compared to cash used in operating activities of $19.2 million for the first quarter 2022.
•
Increased net new channel partners by over 1,700 year-over-year, an increase of over 15%.
•
Devices under cnMaestro® cloud management increased 17% year-over-year.

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions. Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonably foreseeable; however, actual results may differ materially from the outlook.

Second Quarter 2023 Financial Outlook

Taking into account our current visibility, the financial outlook as of May 8, 2023, for the second quarter ending June 30, 2023, is expected to be as follows:

•
Revenues between $72.0-$80.0 million, up approximately 4%-15% year-over-year
•
GAAP gross margin between 49.4%-50.9%; and non-GAAP gross margin between 50.3%-51.8%

•
GAAP operating expenses between $33.5-$34.5 million; and non-GAAP operating expenses between $30.3-$31.3 million
•
GAAP operating income between $2.1-$6.2 million; and non-GAAP operating income between $5.9-$10.1 million
•
Interest expense, net of approximately $0.6 million
•
GAAP net income between $1.2-$4.8 million or between $0.04 and $0.17 per diluted share; and non-GAAP net income between $4.2-$7.6 million or between $0.15 and $0.27 per diluted share
•
Adjusted EBITDA between $6.9-$11.1 million; and adjusted EBITDA margin between 9.6%-13.9%
•
GAAP effective tax rate of approximately 11.0%-15.0%; and non-GAAP effective tax rate of approximately 17.0%-21.0%
•
Approximately 28.6 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•
Paydown of debt: $0.7 million
•
Cash interest expense: approximately $0.5 million
•
Capital expenditures: $1.5-$2.5 million

Full Year 2023 Financial Outlook

•
Revenues between $327.0-$337.0 million, increasing between approximately 10%-14%
•
GAAP gross margin approximately 50.1%; and non-GAAP gross margin approximately 50.9%
•
GAAP net income between $22.8-$26.0 million or between $0.80 and $0.91 per diluted share; and non-GAAP net income between $33.7-$36.0 million or between $1.18 and $1.26 per diluted share
•
Adjusted EBITDA margin between 14.8%-15.5%

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, May 8, 2023. To join the financial results live webcast and view additional materials which will be posted to the investor website, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available in the event archives at the same web address for a period of one year.

To access the live conference call by phone, listeners should register in advance at https://register.vevent.com/register/BI773324cdce80433cb26e2df8fbd71a24. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

In addition, Cambium Networks President and CEO, Atul Bhatnagar, and CFO, Andrew Bronstein, hold one-on-one meetings virtually with investors on Thursday, May 11, 2023, at the Oppenheimer Annual Emerging Growth Conference, and will present and hold one-on-one meetings in person on Tuesday, May 23, 2023, at the J.P. Morgan Global TMT Conference in Boston, Mass. To join the live webcast for the J.P. Morgan conference, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks enables service providers, enterprises, industrial organizations, and governments to deliver exceptional digital experiences, and device connectivity, with compelling economics. Our ONE Network platform simplifies management of Cambium Networks wired and wireless broadband and network edge technologies. Our customers can focus more resources on managing their business rather than the network. We deliver connectivity that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements concerning our expected next quarter revenues, net income and cash. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2022 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2023. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; the impact of the global shortage of certain components including semiconductor chipsets; the constraint in global shipping and logistics; our inability to predict and respond to emerging technological trends and network operators’ changing needs; the impact of political tensions between the United States and other countries such as the war between Russia and Ukraine and tensions with China; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; and current or future unfavorable economic conditions, both domestically and in foreign markets.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022

Revenues	$77,401	$84,507	$61,896
Cost of revenues	37,741	43,138	32,730
Gross profit	39,660	41,369	29,166
Gross margin	51.2%	49.0%	47.1%
Operating expenses
Research and development	14,262	12,874	12,942
Sales and marketing	11,670	12,148	10,429
General and administrative	6,667	5,422	6,544
Depreciation and amortization	1,496	1,475	1,446
Total operating expenses	34,095	31,919	31,361
Operating income (loss)	5,565	9,450	(2,195)
Operating margin	7.2%	11.2%	-3.5%
Interest expense, net	597	559	497
Other expense, net	154	15	77
Income (loss) before income taxes	4,814	8,876	(2,769)
Provision (benefit) for income taxes	538	(1,135)	(1,201)
Net income (loss)	$4,276	$10,011	$(1,568)

Earnings (loss) per share
Basic	$0.16	$0.37	$(0.06)
Diluted	$0.15	$0.35	$(0.06)
Weighted-average number of shares outstanding to compute earnings (loss) per share
Basic	27,341,013	27,109,926	26,749,675
Diluted	28,452,855	28,273,786	26,749,675

Share-based compensation included in costs and expenses:
Cost of revenues	$56	$56	$57
Research and development	1,269	1,258	1,022
Sales and marketing	700	702	627
General and administrative	850	879	714
Total share-based compensation expense	$2,875	$2,895	$2,420

Certain revisions were made within operating expenses in prior periods to conform to the current period. These revisions had no impact to operating income.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash	$38,696	$48,162
Accounts receivable, net of allowance of $540 and $577	98,207	89,321
Inventories, net	68,333	57,068
Recoverable income taxes	122	117
Prepaid expenses	10,792	11,857
Other current assets	7,557	6,464
Total current assets	223,707	212,989

Noncurrent assets
Property and equipment, net	11,521	11,271
Software, net	9,309	8,439
Operating lease assets	4,709	4,011
Intangible assets, net	8,799	9,173
Goodwill	9,842	9,842
Deferred tax assets, net	14,301	12,782
Other noncurrent assets	876	955
TOTAL ASSETS	$283,064	$269,462
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$29,537	$31,284
Accrued liabilities	31,657	28,042
Employee compensation	6,991	7,394
Current portion of long-term external debt, net	3,160	3,158
Deferred revenues	8,761	8,913
Other current liabilities	13,667	8,429
Total current liabilities	93,773	87,220
Noncurrent liabilities
Long-term external debt, net	23,837	24,463
Deferred revenues	8,666	8,617
Noncurrent operating lease liabilities	2,723	2,170
Other noncurrent liabilities	1,529	1,619
Total liabilities	130,528	124,089
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at March 31, 2023 and December 31, 2022; 27,397,342 outstanding at March 31, 2023 and 27,313,273 outstanding at December 31, 2022	3	3
Additional paid in capital	142,009	138,997
Treasury shares, at cost, 220,929 shares at March 31, 2023 and 209,461 shares at March 31, 2023	(5,133)	(4,922)
Accumulated earnings	17,098	12,822
Accumulated other comprehensive loss	(1,441)	(1,527)
Total shareholders’ equity	152,536	145,373
TOTAL LIABILITIES AND EQUITY	$283,064	$269,462

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Cash flows from operating activities:
Net income (loss)	$4,276	$10,011	$(1,568)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization of software and intangible assets	2,095	1,972	1,790
Amortization of debt issuance costs	75	75	77
Share-based compensation	2,875	2,895	2,420
Deferred income taxes	(1,519)	(3,202)	(1,373)
Provision for inventory excess and obsolescence	1,336	2,024	52
Other	(231)	(31)	81
Change in assets and liabilities:
Receivables	(8,973)	(3,470)	6,152
Inventories	(12,601)	(8,451)	(6,485)
Prepaid expenses	1,069	(3,768)	(578)
Accounts payable	(1,474)	3,114	(12,109)
Accrued employee compensation	(584)	1,293	(10,276)
Other assets and liabilities	7,697	1,564	2,592
Net cash (used in) provided by operating activities	(5,959)	4,026	(19,225)
Cash flows from investing activities:
Purchase of property and equipment	(1,569)	(1,332)	(714)
Purchase of software	(1,537)	(1,230)	(1,068)
Net cash used in investing activities	(3,106)	(2,562)	(1,782)
Cash flows from financing activities:
Repayment of term loan	(656)	(657)	—
Issuance of ordinary shares under ESPP	—	839	—
Taxes paid related to net share settlement of equity awards	(148)	(226)	(42)
Proceeds from share option exercises	387	1,872	146
Net cash (used in) provided by financing activities	(417)	1,828	104
Effect of exchange rate on cash	16	11	9
Net (decrease) increase in cash	(9,466)	3,303	(20,894)
Cash, beginning of period	48,162	44,859	59,291
Cash, end of period	$38,696	$48,162	$38,397

Supplemental disclosure of cash flow information:
Income taxes paid	$204	$438	$116
Interest paid	$412	$310	$95

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT CATEGORY
	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Point-to-Multi-Point	$22,292	$29,656	$30,926
Point-to-Point	18,008	21,276	14,714
Enterprise	35,656	31,992	15,508
Other	1,445	1,583	748
Total Revenues	$77,401	$84,507	$61,896

REVENUES BY REGION
	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
North America	$47,593	$44,350	$28,321
Europe, Middle East and Africa	19,708	20,007	20,332
Caribbean and Latin America	3,685	9,244	5,084
Asia Pacific	6,415	10,906	8,159
Total Revenues	$77,401	$84,507	$61,896

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring legal expenses, (v) share-based compensation expense, (vi) one-time costs, and (vii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring legal expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks’ control. As a result, management excludes this item from Cambium Networks' internal operating forecasts and models. We also adjust EBITDA to exclude one-time costs and restructuring expenses and secondary offering expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, restructuring expenses and secondary offering expenses, nonrecurring legal expenses, write-down of debt issuance costs upon prepayment of debt, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.

Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks, and are excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique non-recurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for the purpose of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares if their effect on earnings per share is dilutive. We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net income (loss)	$4,276	$10,011	$(1,568)
Interest expense, net	597	559	497
Provision (benefit) for income taxes	538	(1,135)	(1,201)
Depreciation and amortization of software and intangible assets	2,095	1,972	1,790
EBITDA	7,506	11,407	(482)
Share-based compensation	2,875	2,895	2,420
Adjusted EBITDA	$10,381	$14,302	$1,938

Adjusted EBITDA Margin	13.4%	16.9%	3.1%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
GAAP gross profit	$39,660	$41,369	$29,166
Share-based compensation expense	56	56	57
Amortization of capitalized software costs	599	497	344
Non-GAAP gross profit	$40,315	$41,922	$29,567
Non-GAAP gross margin	52.1%	49.6%	47.8%

GAAP research and development expense	$14,262	$12,874	$12,942
Share-based compensation expense	1,269	1,258	1,022
Non-GAAP research and development expense	$12,993	$11,616	$11,920

GAAP sales and marketing expense	$11,670	$12,148	$10,429
Share-based compensation expense	700	702	627
Non-GAAP sales and marketing expense	$10,970	$11,446	$9,802

GAAP general and administrative expense	$6,667	$5,422	$6,544
Share-based compensation expense	850	879	714
Non-GAAP general and administrative expense	$5,817	$4,543	$5,830

GAAP depreciation and amortization	$1,496	$1,475	$1,446
Amortization of acquired intangibles	374	374	420
Non-GAAP depreciation and amortization	$1,122	$1,101	$1,026

GAAP operating income (loss)	$5,565	$9,450	$(2,195)
Share-based compensation expense	2,875	2,895	2,420
Amortization of capitalized software costs	599	497	344
Amortization of acquired intangibles	374	374	420
Non-GAAP operating income	$9,413	$13,216	$989

GAAP pre-tax income (loss)	$4,814	$8,876	$(2,769)
Share-based compensation expense	2,875	2,895	2,420
Amortization of capitalized software costs	599	497	344
Amortization of acquired intangibles	374	374	420
Non-GAAP pre-tax income	$8,662	$12,642	$415

GAAP provision (benefit) for income taxes	$538	$(1,135)	$(1,201)
Tax rate change	28	118	(929)
Tax impacts of share vesting	(99)	(221)	—
Tax effect of Non-GAAP adjustments	(770)	(753)	(637)
All other discrete items	(472)	(2,598)	250
Non-GAAP provision for income taxes	$1,851	$2,319	$115
Non-GAAP ETR	21.4%	18.3%	27.7%

GAAP net income (loss)	$4,276	$10,011	$(1,568)
Share-based compensation expense	2,875	2,895	2,420
Amortization of capitalized software costs	599	497	344
Amortization of acquired intangibles	374	374	420
Non-GAAP adjustments to tax	(544)	(2,701)	(679)
Tax effect of Non-GAAP adjustments	(770)	(753)	(637)
Non-GAAP net income	$6,811	$10,323	$300
Non-GAAP fully weighted basic shares	27,397	27,313	26,825
Non-GAAP fully weighted diluted shares	28,314	28,605	28,172
Non-GAAP net income per Non-GAAP basic share	$0.25	$0.38	$0.01
Non-GAAP net income per Non-GAAP diluted share	$0.24	$0.36	$0.01

Certain revisions were made within operating expenses in prior periods to conform to the current period. These revisions had no impact to operating income.

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Investor Inquiries:

Peter Schuman, IRC

Vice President Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com